================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): December 21, 2004
                                 ______________

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                 1-11152                 23-1882087
(State or other jurisdiction     (Commission File           (IRS Employer
      of incorporation)               Number)             Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania              19406-1409
    (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01.   Entry into a Material Definitive Agreement.

InterDigital Communications Corporation (the "Company" or "InterDigital") has entered into an agreement with General Dynamics Decision Systems, Inc. ("General Dynamics"), to serve as a subcontractor on the Mobile User Objective System ("MUOS") program for the U.S. military. MUOS is an advanced tactical terrestrial and satellite communications system utilizing Third Generation ("3G") commercial cellular technology to provide significantly improved high data rate and assured communications for U.S. warfighters. Lockheed Martin leads the MUOS program team.

The Software License Agreement requires InterDigital to deliver its standards-compliant Wideband Code Division Multiple Access ("WCMDA") modem technology to General Dynamics for incorporation into handheld terminals. The MUOS 3G WCDMA waveform is the air interface technology that will transmit text, voice, video, and multimedia to a wide range of platforms, including handheld terminals with an "always-on" connection that is expected to be significantly faster than previous systems.

Under the agreement, InterDigital expects to receive $18.5 million for delivery and a limited license of its commercial technology solution for use within the government's MUOS and Joint Tactical Radio System programs, maintenance and product training. The agreement also includes options that are exercisable by General Dynamics at various times through March 2006 for additional deliverables for up to $4.0 million, and contains a termination for convenience provision, penalties for delays, and other provisions typical for contracts involving government procurements. The Company anticipates that at least a majority of its MUOS program deliverables and related payments will occur in 2005, excluding the exercise of options for additional deliverables. InterDigital will provide maintenance and support to General Dynamics for three (3) years following delivery of the technology. In addition to the deliverables specifically identified in the agreement, InterDigital has agreed to provide additional future services as requested by General Dynamics under an agreed to pricing structure.

Given the complexity of accounting for revenue associated with the agreement, the Company has not finalized the manner in which revenue will be recognized for payments to be received under the agreement. The Company will provide appropriate guidance after the revenue recognition evaluation is complete.


Item 7.01    Regulation FD Disclosure.

Due to actual and anticipated cash receipts from new and amended patent license agreements, the Company now expects fourth quarter 2004 book tax expense to exceed previous guidance of $1.0 to $1.5 million, the amount of which is dependent on the finalization of taxable financial results for 2004. The final book tax expense also could be affected by higher than previously anticipated taxable fiscal year 2004 per-unit patent license royalties.








This Form 8-K contains forward-looking statements regarding our expectations as to anticipated cash receipts from patent licensing activity and the agreement with General Dynamics, and the anticipated timing of deliverables and related payments under the agreement with General Dynamics. Such forward-looking statements are subject to risks and uncertainties and actual outcomes could differ materially from those expressed in the forward-looking statements due to a variety of factors including, but not limited to: (i) timing and amounts of actual cash receipts received; (ii) exercise of termination for convenience rights under the agreement with General Dynamics; and (iii) unanticipated delays in connection with performance under the agreement with General Dynamics, including delays associated with performance of third parties. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By: /s/ Lawrence F. Shay
                                             -----------------------------------
                                             Lawrence F. Shay
                                             General Counsel



Dated: December 22, 2004